Exhibit 99.1

Duos Technologies Group Appoints Data Center Industry Leader to its Board

The appointment of Brian J. James strengthens Duos’ Board with proven data center expertise to support its Edge AI expansion and broader digital infrastructure strategy

JACKSONVILLE, FL / Globe Newswire / September 10, 2025 - Duos Technologies Group, Inc. (“Duos” or the “Company”) (Nasdaq: DUOT) a provider of intelligent technologies and infrastructure solutions, today announced the appointment of Brian J. James to its Board of Directors.

Mr. James is a proven entrepreneurial business leader with more than two decades of experience building, scaling, and advising companies across the fiber and data center industries. He has founded and led multiple organizations that have supported some of the world’s largest technology companies, including some of the “magnificent 7”, by delivering critical fiber, data center, and edge infrastructure solutions.

Currently the President of NAT Tech LLC dba National Technologies (“NTI”), Mr. James has a strong track record of taking startups to multimillion-dollar enterprises by meeting the growing demands of hyperscale customers and building long-term relationships across the digital infrastructure ecosystem. He has also held board roles at leading companies in fiber and edge data center deployment, including EdgePresence and Hylan Electric, and continues to advise and invest in innovative connectivity and broadband providers.

“Brian’s depth of expertise in the fiber and data center industry makes him an invaluable addition to our Board as we accelerate the expansion of Duos Edge AI,” said Chuck Ferry, CEO of Duos. “His experience building businesses that support some of the world’s largest data center operators will be instrumental as Duos moves deeper into the digital infrastructure vertical and scales its portfolio of Edge Data Centers to serve underserved markets.” Doug Recker, President & Founder of Duos Edge AI said, “the addition of Brian to the Duos Board is a significant milestone in the Company’s development of its data center offerings”.

“I am honored to join the Duos Board at such an exciting time,” said Brian James. “Duos has already established a strong foundation in AI-powered inspection and Edge Data Center deployment. I look forward to supporting Chuck, Doug, and the entire Duos team as we expand into the broader digital infrastructure market and deliver scalable solutions to meet the growing needs for power and connectivity.”

Mr. James’ appointment reflects Duos’ continued commitment to strengthening its leadership team with proven industry executives who can support the Company’s long-term growth strategy across AI, Edge Data Centers, and digital infrastructure solutions.

About Duos Technologies Group, Inc.

Duos Technologies Group, Inc. (Nasdaq: DUOT), based in Jacksonville, Florida, through its wholly owned subsidiaries, Duos Technologies, Inc., Duos Edge AI, Inc., and Duos Energy Corporation, designs, develops, deploys and operates intelligent technology solutions for Machine Vision and Artificial Intelligence (“AI”) applications including real-time analysis of fast-moving vehicles, Edge Data Centers, and power consulting. For more information, visit www.duostech.com , www.duosedge.ai, and www.duosenergycorp.com.

Forward- Looking Statements

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things our plans, strategies and prospects -- both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Many of the forward-looking statements contained in this news release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated," and "potential," among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this news release include market conditions and those set forth in reports or documents that we file from time to time with the United States Securities and Exchange Commission. We do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law. All forward-looking statements attributable to Duos Technologies Group, Inc. or a person acting on its behalf are expressly qualified in their entirety by this cautionary language.

Contacts
Corporate Fei Kwong Director, Corporate Communications Duos Technologies Group, Inc. (Nasdaq: DUOT) 904-652-1625 fk@duostech.com